SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Hanger Orthopedic Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

HANGER ORTHOPEDIC GROUP, INC.

Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

April 5, 2004

Dear Stockholder:

      We are pleased to invite you to attend our Annual Meeting of Stockholders. This year it will be held on Tuesday, May 4, 2004, at 10:00 a.m., local time, at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland. The primary business of the meeting will be to elect directors.

      A Notice of the Annual Meeting and the Proxy Statement follow. You will also find a proxy card enclosed. We invite you to attend the meeting in person, but if this is not feasible, it is advisable for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

Sincerely,

Ivan R. Sabel
Chairman of the Board
and Chief Executive Officer

HANGER ORTHOPEDIC GROUP, INC.

Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

      Notice is hereby given that the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc., a Delaware corporation (“Hanger” or the “Company”), will be held at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland on Tuesday, May 4, 2004, at 10:00 a.m., local time, for the following purposes:

      1. to elect eight persons to serve as directors of the Company for the ensuing year;

      2. to transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on March 18, 2004, are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Glenn M. Lohrmann
Vice President, Secretary and Controller

April 5, 2004

YOUR VOTE IS IMPORTANT

      PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

      MAIL THE PROXY TO US IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

      THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

HANGER ORTHOPEDIC GROUP, INC.

Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

PROXY STATEMENT

GENERAL

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hanger Orthopedic Group, Inc., a Delaware corporation (“Hanger” or the “Company”), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland at 10:00 a.m., local time, on Tuesday, May 4, 2004, and any and all adjournments thereof.

      Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

      This Proxy Statement and the accompanying proxy are being mailed or given on or about April 9, 2004, to stockholders of record of the Company on March 18, 2004.

VOTING SECURITIES

      As of March 18, 2004, a total of 21,221,467 shares of common stock of the Company, par value $.01 per share (“Common Stock”), which is the only class of voting securities of the Company, were issued and outstanding. At the Annual Meeting or any adjournment thereof, all holders of record of the Common Stock as of the close of business on March 18, 2004, will be entitled to one vote for each share held upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

      Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the eight nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); and (2) in their discretion, with respect to such other business as may properly come before the meeting.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

      The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone.

PROPOSAL ONE — ELECTION OF DIRECTORS

      Eight directors are to be elected at the Company’s Annual Meeting of Stockholders, each to serve for one year or until his or her successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the eight persons named below, all of whom currently are directors of the Company. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees.

			Became
Name	Position With the Company	Age	Director

Ivan R. Sabel, CPO	Chairman of the Board, Chief Executive Officer and Director	59	1986
Thomas F. Kirk	President, Chief Operating Officer and Director	58	2002
Edmond E. Charrette, M.D.	Director	69	1996
Thomas P. Cooper, M.D.	Director	60	1991
Cynthia L. Feldmann	Director	51	2003
Eric Green	Director	42	2001
C. Raymond Larkin, Jr.	Director	55	1999
H.E. Thranhardt, CPO	Director	64	1996

      Ivan R. Sabel, CPO has been our Chairman of the Board of Directors and Chief Executive Officer since August 1995 and was our President from November 1987 to January 2, 2002. Mr. Sabel also served as the Chief Operating Officer from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President-Corporate Development from September 1986 to November 1987. Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. from 1968 until that company was acquired by us in 1986. Mr. Sabel is a Certified Prosthetist and Orthotist (“CPO”), a former clinical instructor in orthopedics at the Georgetown University Medical School in Washington, D.C., a member of the Government Relations Committee of the American Orthotic and Prosthetic Association (“AOPA”), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee, a current member of the U.S. Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics. Mr. Sabel also serves on the Board of Directors of Beverly Enterprises, Inc., a company engaged in the operation of health care facilities, and as a member of the Medical Advisory Board of DJ Orthopedics, Inc., a manufacturer of knee braces.

      Thomas F. Kirk was appointed to the Board of Directors on December 11, 2002, to fill the vacancy created at that time by the retirement of Robert J. Glaser, M.D. Mr. Kirk has been the President and Chief Operating Officer of Hanger since January 2, 2002. From September 1998 to January 1, 2002, Mr. Kirk was a principal with AlixPartners, LLC (formerly Jay Alix & Associates), the management consulting company retained by Hanger to facilitate its reengineering process. From May 1997 to August 1998, Mr. Kirk served as Vice President, Planning, Development and Quality for FPL Group, a full service energy provider located in Florida. From April 1996 to April 1997, he served as Vice President and Chief Financial Officer for Quaker Chemical Corporation in Pennsylvania. From December 1987 to March 1996, he served as Senior Vice President and Chief Financial Officer for Rhone-Poulenc, S.A. in Princeton, New Jersey and Paris, France. From March 1977 to November 1988, he was employed by St. Joe Minerals Corp., a division of Fluor Corporation. Prior to this he held positions in sales, commercial development, and engineering with Koppers Co., Inc. Mr. Kirk holds a Ph.D. degree in strategic planning/marketing, and an M.B.A. degree in finance, from the University of Pittsburgh. He also holds a Bachelor of Science degree in mechanical engineering from Carnegie Mellon University. He is a registered professional engineer and a member of the Financial Executives Institute.

      Edmond E. Charrette, M.D. is the co-founder and former Chairman of Health Resources Corporation (principally engaged in occupational medicine services). He also is a General Partner of Ascendant Healthcare International (an investment group with equity investments in the Latin American healthcare sector) and serves as a director and the President of Latin Healthcare Investment Management Co., LLC (a group composed of Ascendant Healthcare International and The Global Environmental Fund, which manages and directs the investment activities of the Latin Healthcare Investment Fund). Previously, he was the Executive Vice President and Chief Medical Officer of Advantage-Health Corporation (a multi-hospital rehabilitation and post-acute care system) from June 1994 to March 1996. From 1988 to May 1994, Dr. Charrette served as the Corporate Medical Director and Senior Vice President of Medical Affairs of Advantage Health Corporation.

      Thomas P. Cooper, M.D. has been the Chief Executive Officer of Senior Psychology Services Management, Inc., which provides mental health services to patients in long-term care facilities, since 1991 and serves as an Adjunct Professor at the Columbia University School of Business. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of mobile diagnostic services to long-term care facilities. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of emergency physicians to hospitals, and Correctional Medical Systems, a provider of health services to correctional facilities.

      Cynthia L. Feldmann, CPA serves as Business Development Officer at Palmer & Dodge LLP, a Boston-based law firm, with a specialty in serving life sciences companies. Previously, from 1994 to 2002, she was a Partner at KPMG LLP, holding various leadership roles in the firm’s Medical Technology and Health Care & Life Sciences industry groups. Ms. Feldmann also was National Partner-in-Charge of Cooper’s & Lybrand Life Sciences practice from 1989 to 1994, among other leadership positions she held during her 18 year career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board’s Executive Committee during her tenure in 1997 to 2001.

      Eric Green is a Senior Partner of FriedbergMilstein, a New York based merchant bank, where he is responsible for structured investments, including mezzanine and growth equity transactions. Previously, he was a Partner-Group Head and Managing Director of J.P. Morgan Partners (and its predecessor organizations), the private equity affiliate of JP Morgan Chase from 1998 to 2003, responsible for mezzanine/growth equity and structured investments. Prior thereto, he was a Managing Director in the Merchant Banking Group at Paribas for eight years, where he was responsible for mezzanine, growth equity and structured investments. Previously, Mr. Green held corporate planning and other financial positions at GE Capital and GE Company. Mr. Green has served on numerous public and private company boards of directors.

      C. Raymond Larkin, Jr. has been the Chairman and Chief Executive Officer of Eunoe-Inc. (a medical device company) since October 2002 and has served as managing director of Group Outcome, a merchant bank with focus on equity buyouts and early equity investments in the medical device and bio-pharmaceutical industry. He served as the President and Chief Executive Officer of Nellcor Puritan Bennett, Inc., a medical instrumentation company, from February 1989 to March 1998, and earlier as vice president of sales and marketing. Prior to joining that company in 1983, Mr. Larkin was employed by Bentley Laboratories, a manufacturer of specialized monitoring and medical equipment. At Bentley he was district sales manager from 1976 to 1979, regional sales manager from 1979 to 1982, and national sales manager from 1982 to 1983. Mr. Larkin is a director of Cerus Corporation (develops and markets technologies improving the safety of the world’s blood supply), DaVita, Inc. (provides dialysis, hemodialysis services and home peritoneal dialysis programs), and Align Technology, Inc. (manufactures and markets Invisalign®, a treatment for malocclusion, or misalignment of teeth).

      H.E. Thranhardt, CPO is the former President and Chief Executive Officer of J.E. Hanger, Inc. of Georgia (“JEH”). He served in that capacity from January 1, 1977 to November 1, 1996, on which date JEH was acquired by Hanger. Mr. Thranhardt, who commenced his employment with JEH in 1958, has occupied leadership positions in numerous professional O&P associations, including Chairman of the Board of the Orthotics and Prosthetics National Office in 1994 and 1995, President of AOPA in 1992 and 1993, President of the American Board for Certification in Orthotics and Prosthetics in 1979 and 1980 and President of The American Academy of Orthotics and Prosthetics in 1976 and 1977.

      MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE

ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

      There are no family relationships between any of the nominees.

Committees of the Board of Directors

      The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Quality, Compliance and Technology Committee. The Audit Committee met seven times during 2003 and presently consists of C. Raymond Larkin, Jr. (Chair), Cynthia L. Feldmann and Eric Green. The Audit Committee is responsible for meeting with the Company’s independent accountants to review the proposed scope of the annual audit of the Company’s books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. A copy of the committee’s charter is available on the Company’s website, www.hanger.com. The Compensation Committee conducted seven meetings during 2003. It presently consists of Eric Green (Chair), Thomas P. Cooper, M.D. and Edmond E. Charrette, M.D., and is responsible for advising the Board on matters relating to the compensation of officers and key employees and certain of the Company’s employee benefit plans. A copy of the committee’s charter is attached as Exhibit A to this proxy statement and is also available on the Company’s website, www.hanger.com. The Corporate Governance and Nominating Committee (previously named the Nominating Committee) conducted two meetings in 2003, presently consists of Thomas P. Cooper, M.D. (Chair), Cynthia L. Feldmann, and Edmond E. Charrette, M.D., and is responsible for advising the Board on matters relating to the identification of nominees to the Board of Directors. A copy of the committee’s charter is attached as Exhibit B to this proxy statement and is also available on the Company’s website, www.hanger.com. Each of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent directors within the meaning of the applicable New York Stock Exchange listing standards and rules. The newly formed Quality, Compliance and Technology Committee, which will be responsible for assisting the Board on matters relating to the quality of the Company’s services, the compliance issues facing the health care industry and the adequacy of the Company’s scientific and technical direction. It consists of H. E. Thranhardt, CPO (Chair), Thomas F. Kirk and Ivan R. Sabel. The Board of Directors met seven times during 2003. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he or she served during 2003.

Policy Regarding Director Nominating Process

      On December 11, 2003, the Nominating Committee of the Board of Directors was renamed the “Corporate Governance and Nominating Committee” and its responsibilities were expanded to respond to the recent amendments to the New York Stock Exchange’s corporate governance listing standards. The committee has adopted a policy pursuant to which a shareholder who has owned at least 2% of the Company’s outstanding shares of common stock for at least one year may recommend a director candidate that the committee will consider when there is a vacancy on the board either as a result of a director resignation or an increase in the size of the board. Such recommendation must be made in writing addressed to the Chairperson of the Corporate Governance and Nominating Committee at the Company’s principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that the committee believes must be met by a nominee that the committee recommends to the board, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the Committee’s charter. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a shareholder and the manner in which the committee evaluates any other nominee.

Policy Regarding Shareholder Communication with Directors

      Shareholders desiring to communicate with a director, the non-management directors as a group or the full board may address such communication to the attention of the Secretary of the Company at the Company’s executive offices and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

      The Company has adopted a policy, effective beginning with this year’s annual meeting of shareholders, that each director should attend each annual meeting of shareholders. Information relating to director attendance at annual meetings of shareholders is set forth on the Company’s website, www.hanger.com.

Meetings of Non-Management Directors

      Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present. The chairperson of the Corporate Governance and Nominating Committee serves as the presiding director of such meetings.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

      In December 2003, the Board of Directors adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees in accordance with recently-amended New York Stock Exchange corporate governance listing standards. Copies of these documents are attached hereto as Exhibits C and D, respectively, and as set forth on Company’s website www.hanger.com.

Other Matters

      The firm of Foley & Lardner LLP serves as the Company’s outside general counsel. The Company’s Chairman and Chief Executive Officer is related, by marriage, to a partner in that firm. Total fees paid by the Company to Foley & Lardner LLP amounted to less than one-half of one percent of that firm’s annual revenues for the past year.

COMPENSATION AND RELATED MATTERS

      The following Summary Compensation Table sets forth the annual salary (column c), bonus paid (column d), restricted stock granted (column f) and options granted (column g) during each of the past three years to the Company’s Chief Executive Officer and the four other highest paid executive officers of the Company and its subsidiaries whose annual salary and bonus amounted to $100,000 or more in 2003.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

	Annual Compensation				Awards		Payouts

				(e)			(h)
		(c)	(d)	Other Annual	(f)	(g)	LTIP
(a)	(b)	Salary(1)(2)	Bonus(3)	Compensation(4)	Restricted Stock	Options	Payouts
Name and Principal Position	Year	($)	($)	($)	Award(s)(#)(5)	(#)(6)	($)

Ivan R. Sabel	2003	$495,000	$124,480	—	30,000	90,000	—
Chairman and Chief Executive	2002	495,000	371,250	—	—	100,000	—
Officer of the Company	2001	495,000	411,000	—	—	100,000	—

Thomas F. Kirk	2003	$450,000	$113,164	—	—	100,000	—
President and Chief Operating	2002	437,885	337,500	—	—	350,000	—
Officer of the Company	2001	—	—	—	—	—	—

George E. McHenry	2003	$275,000	$46,104	—	15,000	40,000	—
Executive Vice President and Chief	2002	275,000	137,500	—	—	75,000	—
Financial Officer of the Company	2001	54,480	—	—	—	75,000	—

Richmond L. Taylor	2003	$325,000	$65,384	—	10,000	25,000	—
Executive Vice President of the	2002	325,000	195,000	—	—	46,666	—
Company and Chief Operating	2001	325,000	216,000	—	—	46,667	—
Officer of Hanger Prosthetics & Orthotics, Inc. and HPO, Inc. (formerly NovaCare Orthotics & Prosthetics, Inc.)

Ron May	2003	$219,502	$168,630	—	8,000	—	—
President and Chief Operating	2002	212,893	90,023	—	—	8,000	—
Officer of Southern Prosthetic Supply, Inc	2001	207,506	20,000	—	—	15,000	—

(1)	With respect to 2001, the above reported salary for George E. McHenry sets forth his compensation since October 15, 2001, on which date he commenced his employment with the Company. Mr. McHenry’s annual salary for 2001 was $275,000.

(2)	With respect to 2002, the above reported salary for Thomas F. Kirk sets forth his compensation since January 2, 2002, on which date he commenced his employment with the Company. Mr. Kirk’s annual salary for 2002 was $450,000.

(3)	With respect to 2003, the above reported bonuses were paid on March 12, 2004 to Ivan R. Sabel, Thomas F. Kirk, George E. McHenry, Richmond L. Taylor, and Ron May and related to 2003 performance. With respect to 2002, the above reported bonuses were paid on March 14, 2003 to Ivan R. Sabel, Thomas F. Kirk, George E. McHenry, Richmond L. Taylor, and Ron May and related to 2002 performance. With respect to 2001, the above reported bonuses were paid on March 15, 2002 to Ivan R. Sabel, Richmond L. Taylor, and Ron May and related to 2001 performance.

(4)	Does not report the approximate cost to the Company of an automobile allowance furnished to the above persons, which amounts do not exceed the lesser of either $50,000 or 10% of the total of the person’s annual salary and bonuses during each of the respective years.

(5)	Shares of restricted stock vest 25% per year, commencing one year after the date of issuance.

(6)	Reports the number of shares underlying options granted during each of the respective years.

      The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in 2003 and their potential realizable value. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 5% and 10% rates of stock price appreciation over the term of the option.

Option Grants Table

					Potential Realizable
					Value at Assumed Annual
					Rates of Stock Price
					Appreciation for Option
	Individual Grants				Term(4)

		% of Total
	Options	Options Granted	Exercise
	Granted	to Employees	Price	Expiration
Name	(#)(1)	in Fiscal Year(2)	($/SH)(3)	Date	5%	10%

Ivan R. Sabel	90,000	26.8%	$13.80	8/01/2013	$781,087	$1,979,428
Thomas F. Kirk	100,000	29.7%	13.80	8/01/2013	867,875	2,199,365
George E. McHenry	40,000	11.9%	13.80	8/01/2013	347,150	879,746
Richmond L. Taylor	25,000	7.4%	13.80	8/01/2013	216,969	549,841
Ron May	—	n/a	n/a	n/a	n/a	n/a

(1)	The stock options granted vest 25% per year over a four year period after the date of grant.

(2)	Based on options for a total of 300,332 shares granted to all employees in 2003.

(3)	The exercise price is equal to the fair market value on the date of grant of the option.

(4)	The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 5% and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors, including the future performance of the Common Stock, overall stock market conditions, and the optionee’s continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

      The following Aggregate Option Exercises and Fiscal Year-End Option Value Table sets forth, for each of the named executive officers, information regarding (i) the number of shares acquired during 2003 upon the exercise of options and the value realized in connection therewith, and (ii) the number and value of unexercised options held at December 31, 2003.

Aggregate Option Exercises and Fiscal

Year-End Option Value Table

			(d)	(e)
	(b)		Number of Unexercised	Value of Unexercised In-The-
	Number of	(c)	Options at FY-End(#)	Money Options at FY-End($)
(a)	Shares Acquired	Value
Name	on Exercise	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable(6)

Ivan R. Sabel(1)	25,000	—	533,750/270,000	$2,407,250/$1,229,925
Thomas F. Kirk(2)	—	—	87,500/362,500	$835,625/$2,713,875
George E. McHenry(3)	19,000	$207,134	37,250/148,750	$186,295/$ 448,425
Richmond L. Taylor(4)	23,334	$334,547	196,668/104,998	$606,095/$ 543,862
Ron May(5)	12,166	$119,338	17,000/19,000	$21,285/$ 69,350

(1)	The above-reported options entitle Mr. Sabel to purchase from the Company (i) 16,750 shares at a price of $3.50 per share through February 21, 2006 under an option granted on February 21, 1996; (ii) 33,500 shares at a price of $6.125 per share through November 1, 2006 under an option granted on November 1, 1996; (iii) 33,500 shares at a price of $6.125 per share through March 14, 2007 under an option granted on March 14, 1997; (iv) 37,500 shares at a price of $13.25 per share through September 19, 2007 under an option granted on September 19, 1997; (v) 37,500 shares at a price of $11.3125 per share through December 17, 2007 under an option granted on December 17, 1997; (vi) 100,000 shares at a price of $22.3125 per share through December 15, 2008 under an option granted on December 15, 1998; (vii) 150,000 shares at a price of $14.75 per share through April 29, 2009 under an option granted on April 29, 1999; (viii) 100,000 shares at a price of $4.625 per share through February 4, 2008 under an option granted on February 4, 2000; (ix) 75,000 shares at a price of $1.64 per share through May 31, 2009 under an option granted on May 31, 2001; (x) 100,000 shares at a price of $14.23 per share through May 30, 2012 under an option granted on May 30, 2002; and (xi) 90,000 shares at a price of $13.80 per share through August 1, 2013 under an option grant on August 1, 2003.

(2)	The above reported options entitle Mr. Kirk to purchase from the Company (i) 350,000 shares at a price of $6.02 per share through January 2, 2012 under an option granted on January 2, 2002; and (ii) 100,000 shares at a price of $13.50 per share through January 1, 2013 under an option grant on January 1, 2003.

(3)	The above reported options entitle Mr. McHenry to purchase from the Company (i) 56,000 shares at a price of $5.50 per share through October 15, 2011 under an option granted on October 15, 2001, (ii) 75,000 shares at a price of $16.74 per share through October 15, 2012 under an option granted on October 15, 2002; and (iii) 40,000 shares at a price of $13.80 per share through August 1, 2013 under an option grant on August 1, 2003.

(4)	The above-reported options entitle Mr. Taylor to purchase from the Company (i) 150,000 shares at a price of $14.1875 per share through July 1, 2007 under an option granted on July 1, 1999; (ii) 46,667 shares at a price of $4.625 per share through February 4, 2008 under an option granted on February 4, 2000; (iii) 23,334 shares at a price of $1.64 per share through May 31, 2009 under an option granted on May 31, 2001; (iv) 46,666 shares at a price of $14.23 per share through May 30, 2012 under an option granted on May 30, 2002; and (v) 25,000 shares at a price of $13.80 per share through August 1, 2013 under an option grant on August 1, 2003.

(5)	The above-reported options entitle Mr. May to purchase from the Company (i) 5,000 shares at a price of $11.313 per share through December 17, 2005 under an option granted on December 17, 1997; (ii) 10,000 shares at a price of $16.50 per share through May 14, 2007 under an option granted on May 14, 1999; (iii) 5,000 shares at a price of $1.64 per share through May 31, 2009 under an option granted on May 31, 2001; and (iv) 8,000 shares at a price of $16.75 per share through September 17, 2012 under an option granted on September 17, 2002.

(6)	Market value of underlying shares at December 31, 2003, minus the exercise price.

      No Long-Term Incentive Plan Awards Table is set forth herein because no long-term incentive plan awards were made to the above-named executive officers during 2003.

      In March 2003, the Company adopted a Supplemental Executive Retirement Plan (the “SERP”), which is a nonqualified, unfunded plan that provides retirement benefits for executive officers and key employees of the Company as designated by the Compensation Committee. The target benefit to be received by each participant in the SERP is specified by the Compensation Committee as a percentage of the participant’s average base pay determined by averaging the three highest years’ base pay out of the last five years before the retirement of the participant. Benefits accrue pro rata over the number of full years (not to exceed 20) from a participant’s initial coverage by the SERP until the participant reaches the age of 65. Vesting is at the rate of 20% per year of employment with the Company. Benefits under the SERP are paid in 15 annual installments commencing after a participant’s retirement from the Company, with no social security reduction or other offset. Upon the death of a participant, any unpaid vested benefits will be paid to the designated beneficiary of the participant. If a participant retires from the Company before reaching the age of 65, then the benefits of such participant under the SERP will be subject to a reduction for early commencement. The Compensation

Committee may elect to pay benefits of a vested terminated participant in a lump sum payment, discounted to present value. Upon the occurrence of a change in control of the Company, as defined in the SERP, all actively employed participants will be deemed to be 100% vested. The SERP was initially effective as of January 1, 2004, and credited service for calculating the benefit amount is measured from that date forward. The SERP benefit is determined primarily by the benefit percentage assigned by the Compensation Committee to an executive and is not primarily determined on the basis of average compensation and years of service. The estimated annual benefit based on current salary levels and the current target benefit percentages at age 65 would be $468,000 for Ivan R. Sabel, $382,500 for Thomas F. Kirk, $276,000 for Richmond L. Taylor, $206,250 for George E. McHenry and $138,521 for Ron May.

      The following table sets forth information as of December 31, 2003, with respect to the Company’s compensation plans under which its Common Stock is authorized for issuance:

			(c)
	(a)		Number of securities
	Number of securities	(b)	remaining available
	to be issued upon	Weighted average	for future issuance
	exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in
Plan Category	warrants, and rights	warrants, and rights	column (a))

Equity Compensation Plans:
approved by security holders	3,169,511	$9.37	1,049,238
not approved by security holders	461,000	$6.34	N/A

Total	3,630,511		1,049,238

Employment Agreements and Arrangements

      The employment and non-compete agreement, dated as of April 29, 1999, as amended, between Hanger and Ivan R. Sabel, Chairman and Chief Executive Officer, provides for the continuation of his employment in those positions for a period of five years, through April 28, 2004. Thereafter, the agreement will automatically renew each year for successive one-year periods unless terminated by either party. Pursuant to that agreement, Mr. Sabel’s annual base compensation currently is $520,000, subject to increases approved by the Compensation Committee, plus performance related bonuses. On March 12, 2004, Mr. Sabel was paid an annual bonus of $124,480, based on 2003 performance, which amounted to 25.2% of his base salary. Bonuses for 2004 and future years are not contractually assured and, if made, will be performance-based. Mr. Sabel was granted an option to purchase 100,000 shares of Common Stock on May 30, 2002, at an exercise price per share of $14.23. Mr. Sabel was granted an option to purchase 90,000 shares of Common Stock on August 1, 2003, at an exercise price per share of $13.80. Mr. Sabel has not been granted any options to purchase shares of Common Stock in 2004. All option exercise prices are equal to the closing sale price of the Company’s Common Stock on the date of grant of the option. All such stock options vest over a four year period from the date of grant. In addition to the options to purchase Common Stock, Mr. Sabel was also awarded 30,000 shares of restricted stock on August 1, 2003, which vest over four years. All such stock options and awards of restricted stock for 2004 and future years are not contractually assured and, if made, will be performance-based.

      Mr. Sabel’s employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. Sabel will receive severance compensation for a period of 24 months at a rate equal to his base salary plus one-half of his prior year’s bonus, provided that such bonus payment is not less than 50% of his targeted bonus for the calendar year immediately preceding his termination. Mr. Sabel’s employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location, or any material breach of his employment agreement by the Company, then within 30 days after the occurrence of any such triggering events Mr. Sabel may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 18 months of base pay then in effect and 150% of his targeted bonus.

      In the event of his disability or death, Mr. Sabel or his estate, will receive a payment equal to two years of base salary and two years of bonus payments, less any disability payments he would be eligible to receive.

      All stock options granted to Mr. Sabel will immediately vest and become exercisable for a period of one year from the date of his termination unless such termination is by the Company for due cause.

      Mr. Sabel’s employment agreement also contains non-compete provisions which provide that upon the termination of his employment, Mr. Sabel will not be able to engage in any business that is competitive with the Company anywhere in the continental United States and will be unable to solicit any of our employees or customers for a period of 24 months from the date of termination.

      The employment and non-compete agreement between Hanger and Thomas F. Kirk, President and Chief Operating Officer, dated January 2, 2002, as amended, provides for the continuation of his employment in those positions for a period of five years, through January 2, 2007. Thereafter, the agreement is automatically renewed for successive one-year terms until terminated by either party. Pursuant to his agreement, Mr. Kirk’s annual base compensation is $450,000, subject to increases approved by the Compensation Committee, plus performance related bonuses. On March 12, 2004, Mr. Kirk was paid an annual bonus of $113,164, which amounted to 25.2% of his base salary, based on 2003 performance. Bonuses for 2004 and future years are not contractually assured and, if made, will be performance-based. On January 2, 2002, Mr. Kirk was granted an option to purchase 350,000 shares of Common Stock at an exercise price of $6.02 per share. On January 2, 2003, Mr. Kirk was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $13.50 per share. On January 2, 2004, Mr. Kirk was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $15.67 per share. All option exercise prices are equal to the closing sale price of the Company’s Common Stock on the date of grant of the option. All such stock options vest over a four year period from the date of grant. Mr. Kirk’s employment agreement provides for the grant of an option to purchase 100,000 shares of Common Stock on January 2, 2005. Thereafter, any stock option grants are not contractually assured and, if made, will be performance-based.

      Mr. Kirk’s agreement provides that if Mr. Kirk terminates his employment upon 60 days’ prior notice, all options previously granted or to be granted thereunder will vest immediately and become exercisable for a period of one year. The severance and non-compete provisions of Mr. Kirk’s agreement are similar to those contained in Mr. Sabel’s agreement.

      The employment and non-compete agreement between Hanger and George E. McHenry, Executive Vice President and Chief Financial Officer, dated October 15, 2001, as amended, provides for the continuation of his employment in those positions for a period of five years, through October 15, 2006. Thereafter, the agreement is automatically renewed for successive one-year terms until terminated by either party. Pursuant to his agreement, Mr. McHenry’s annual base compensation is $275,000, subject to increases approved by the Compensation Committee, plus performance related bonuses. On March 12, 2004, Mr. McHenry received an annual bonus of $46,104, which amounted to 16.8% of his base salary, based on 2003 performance. On October 15, 2001, Mr. McHenry received an option to purchase 75,000 shares of Common Stock for an exercise price of $5.50 per share. On October 15, 2002, Mr. McHenry received an option to purchase 75,000 shares of Common Stock at an exercise price equal to $16.74 per share. On August 1, 2003, Mr. McHenry received an option to purchase 40,000 shares of Common Stock for an exercise price of $13.80 per share. Mr. McHenry has not received any options to purchase shares of Common Stock in 2004. All option exercise prices are equal to the closing price of the Common Stock on the date of the grant. In addition to the options to purchase Common Stock, Mr. McHenry was also granted 15,000 shares of Restricted Common Stock on August 1, 2003, which vest over four years.

      Mr. McHenry’s employment agreement contains a severance provision which provides that upon the termination of his employment without cause Mr. McHenry will receive severance compensation for a period of 18 months at a rate equal to his base salary plus one-half of his prior year’s bonus, provided that such bonus payment is not less than 50% of his targeted bonus for the calendar year immediately preceding his termination. Mr. McHenry’s employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location, or any material breach of his employment agreement by the Company, then within 30 days after the occurrence of any such triggering events, Mr. McHenry may resign and receive a continuation of his benefits for a period of 12 months and severance compensation equal to 12 months of his base pay then in effect and 50% of his targeted bonus.

      In the event of his disability or death, Mr. McHenry or his estate will receive a payment equal to 1.5 years of base salary and 1.5 years of bonus payments, less any disability payments he would be eligible to receive.

      All stock options granted to Mr. McHenry will immediately vest and become exercisable for a period of within one year from the date of his termination, if such termination is by reason of his death or disability, termination without cause or following a change of control.

      Mr. McHenry’s agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and he will be unable to solicit any of the Company’s employees or customers for a period of 18 months.

      The employment and non-compete agreement between Hanger and Richmond L. Taylor, Executive Vice President of the Company and Chief Operating Officer of the Company’s patient-care subsidiaries, dated July 1, 1999, as amended, provides for the continuation of his employment in those positions for a period of five years, through July 1, 2004. Thereafter, the agreement is automatically renewed for successive one-year terms until terminated by either party. Pursuant to his agreement, Mr. Taylor’s annual base compensation currently is $345,000, subject to increases approved by the Compensation Committee, plus performance related bonuses. On March 12, 2004, Mr. Taylor was paid an annual bonus of $65,384, which amounted to 20.1% of his base salary, based on 2003 performance. Bonuses for 2004 and future years are not contractually assured and, if made, will be performance-based. Mr. Taylor was granted an option to purchase 25,000 shares of Common Stock on August 1, 2003, with the exercise price of such stock option being $13.80 per share. Mr. Taylor has not been granted any options to purchase shares of Common Stock in 2004. All option exercise prices are equal to the market price of the Common Stock on the date of grant. All such stock options will vest over four years. In addition to the options to purchase Common Stock, Mr. Taylor was also granted 10,000 shares of Restricted Common Stock on August 1, 2003, which vest over four years.

      The severance and non-compete provisions in Mr. Taylor’s agreement are generally the same as those contained in Mr. McHenry’s employment agreement, except that in the event of a change of control the calculation of severance relative to the base salary and bonus is based on 18 months of base pay and 150% of his bonus. Mr. Taylor’s agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, Mr. Taylor will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and will be unable to solicit any of our employees or customers for a period of 18 months after the date of termination.

      Ron May entered into an annually renewing employment agreement with the Company dated as of January 1, 2003. Mr. May’s annual base compensation is currently $219,502. On March 12, 2004, Mr. May was paid an annual bonus of $168,630, which amounted to 76.8% of his base salary, based on 2003 performance. Bonuses for 2004 and future years are not contractually assured and, if made, will be performance-based. Mr. May has not been granted any options to purchase shares of Common Stock in 2004. In addition to the options to purchase Common Stock, Mr. May was also granted 8,000 shares of Restricted Common Stock on August 1, 2003, which vest over four years. Mr. May will be entitled to receive additional awards of stock options and cash bonuses from the Company based upon the year-end financial performance of the Company and as determined in the reasonable discretion of the Company’s Board of Directors and its Compensation Committee.

      The severance provisions in Mr. May’s agreement provide that in the event that Mr. May’s employment is terminated by reason of disability, a change of control or without cause, then Mr. May shall receive a payment equal to 18 months of his then base salary.

      Mr. May’s agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, Mr. May will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and will be unable to solicit any of our employees or customers for a period of 24 months after the date of termination.

Compensation Committee Report

      The following description of the Company’s executive compensation practices and policies is presented on behalf of the Compensation Committee of the Company’s Board of Directors (the “Committee”). The fundamental philosophy of the Company’s executive compensation program is to offer competitive compensation reflecting both individual and Company performance.

      The Committee seeks to reasonably compensate executives in amounts that fairly reward the executive officers for their performance as reflected by corporate accomplishments and create adequate incentives for their continued contributions to the Company’s success. The components of executive compensation consist of annual salaries, short-term compensation incentives or bonuses and long-term incentives. Prior to 2003, long-term incentives for executive officers have consisted of stock options granted under the Company’s 2002 Stock Incentive Plan and its predecessor plan, the 1991 Stock Option Plan. The Committee now is able to grant long-term incentives consisting of restricted shares of Common Stock of the Company, stock options or a combination of shares of restricted stock and stock options as is permitted under the 2002 Stock Incentive Plan, which was amended by the stockholders of the Company on May 30, 2003.

      Pursuant to his five-year employment agreement entered into with the Company on April 29, 1999, as amended, Ivan R. Sabel, Chairman of the Board and Chief Executive Officer, receives an annual base salary of $520,000. This represents an increase of 5% in base salary, which is the first increase in base salary received by Mr. Sabel in over four years. This increase resulted from the market-based study conducted by an independent consultant of executive pay. Under the agreement, Mr. Sabel is entitled to receive an annual bonus of 75% to 150% of his base salary each year. On January 12, 2001, Mr. Sabel was paid an annual bonus of $309,375, which amounted to 62.5% of his base salary, based on 2000 performance. On March 14, 2002, Mr. Sabel was paid an annual bonus of $411,000, which amounted to 83.0% of his base salary, based on 2001 performance. On March 14, 2003, Mr. Sabel was paid an annual bonus of $371,250, which amounted to 75% of his base salary, based on 2002 performance. On March 12, 2004, Mr. Sabel was paid an annual bonus of $124,480, which amounted to 25.2% of his base salary, based on 2003 performance. In addition, Mr. Sabel was granted options to purchase 90,000 shares of Common Stock on August 1, 2003 at an exercise price per share of $13.80, which was equal to the market values of the Common Stock on the date of grant. Mr. Sabel was also granted 30,000 shares of restricted stock on that date, which vest over a period of four years from the date of grant. Bonuses, grants of stock options and restricted stock for 2004 and future years are not contractually assured and, if made, will be performance-based.

      The determinations relating to Mr. Sabel’s salary and bonus and option arrangements in the employment agreement entered into on April 29, 1999, were largely in recognition of the fact that the Company had earlier entered into an agreement to acquire NovaCare O&P, which acquisition was consummated on July 1, 1999 and as a result of which the Company became the leading provider of O&P services in the United States, more than doubling the number of its patient care centers and certified O&P practitioners. Such acquisition significantly expanded Mr. Sabel’s executive responsibilities. The bonus paid to Mr. Sabel for 2003 performance reflected improvements in the Company’s operating performance, including: (i) annual net sales of $547.9 million in 2003, an increase of $22.4 million, or 4.3%, over the prior year; (ii) a 3.9% increase in gross profit of $11.0 million to $289.5 million, or 52.8% of net sales in 2003, as compared to $278.5 million and 52.0% for the prior year; (iii) EBITDA of $95.0 million in 2003, an increase of $0.6 million over the prior year; (iv) the realization of net income of $16.2 million in 2003; and (v) the continuation of the Company’s acquisition program, in connection with which the Company acquired five additional O&P companies operating a total of 19 facilities in 2003.

      Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct in any taxable year compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated executive officers of the company which is not “performance-based” as defined in that section. Stock options granted under the Company’s 2002 Stock Incentive Plan with an exercise price at base equal to the fair market value of the Company’s Common Stock on the date of grant qualify as “performance-based compensation.” Compensation currently paid by the Company which is not “performance-based” is significantly less than the amount of the deduction limit and such compensation therefore qualifies for deductibility under Section 162(m).

Compensation Committee of the
Board of Directors:

Eric Green, Chairman
Thomas P. Cooper, M.D.
Edmond E. Charrette, M.D.

Stock Options

      1991 STOCK OPTION PLAN. The Company’s 1991 Stock Option Plan (the “1991 Plan”), which expired on September 26, 2001, provided for the grant of both “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as nonqualified stock options. The 1991 Plan was administered by the Compensation Committee and provided for the grant of options to officers and key employees of Hanger to purchase up to an aggregate of 8,000,000 shares of Common Stock at not less than 100% of fair market value on the date granted. As of the expiration of the 1991 Plan on September 26, 2001, a total of 2,891,237 shares that had been reserved to underlie options to be granted thereunder remained available for such purpose and such reservation was cancelled as of the expiration of the 1991 Plan. As of March 18, 2004, incentive stock options and nonqualified stock options granted under the 1991 Plan to purchase a total of 2,215,063 shares of Common Stock under the 1991 Plan, at prices ranging from $1.64 to $22.50 per share, were outstanding and held by a total of 662 persons. Of such options, options relating to 1,797,253 shares of Common Stock were exercisable as of that date.

      2002 STOCK INCENTIVE PLAN. Under the Company’s 2002 Stock Incentive Plan (the “2002 Plan”), which was approved by the stockholders of the Company on May 30, 2002, to replace the expired 1991 Plan and which was amended by the stockholders of the Company on May 30, 2003, to permit the grant of restricted stock awards, officers and key employees of the Company may receive grants of “incentive stock options” under Section 422 of the Code, as well as nonqualified stock options and restricted stock. The 2002 Plan is administered by the Compensation Committee and provides for the grant of options to purchase up to an aggregate of 1,500,000 shares of Common Stock at not less than 100% of fair market value on the date granted. As of March 18, 2004, incentive stock options, nonqualified stock options and restricted stock granted under the 2002 Plan to purchase a total of 1,008,331 shares of Common Stock under the 2002 Plan, at prices ranging from $10.50 to $18.70 per share, were outstanding and held by a total of 66 persons. None of such options or restricted stock were exercisable as of that date.

      2003 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN. Under the Company’s 2003 Non-Employee Directors’ Stock Incentive Plan (the “2003 Plan”), directors of the Company who are not employed by the Company or any affiliate of the Company are eligible to receive options or restricted stock grants under the 2003 Plan. A total of 500,000 shares of Common Stock are reserved for possible issuance upon the exercise of options or the grant of restricted stock awards under the 2003 Plan. On June 4, 2003, each of the six eligible directors received an award of 1,000 shares of restricted stock, for a total of 6,000 shares, and an option to purchase 5,000 shares of Common Stock, for a total of 30,000 shares, at an exercise price of $11.21 per share (which was equal to the closing sale price of the shares on the New York Stock Exchange on the date of grant). Also on that date, four of the six eligible directors each elected to receive an award of 1,070 shares of restricted stock and an option to purchase 535 shares of Common Stock in lieu of an annual director’s fee. On September 22, 2003, a pro rata award of 1,313 shares of restricted stock and an option to purchase 4,031 shares of Common Stock was granted to an eligible director upon becoming a member of the board of directors, at an exercise price of $15.96 per share. Under the 2003 Plan, an award of 1,000 shares of restricted stock and an option to purchase 5,000 shares is granted automatically on an annual basis to each eligible director on the third business day following the date of each Annual Meeting of Stockholders at which the eligible director is elected. The exercise price of each option is equal to 100% of the closing sale price of the shares as reported by the New York Stock Exchange on the date the option is granted. Each option will become exercisable in three equal annual installments, commencing on the first anniversary of the date of grant. As of March 18, 2004, options for a total of 31,171 shares were outstanding under the 2003 Plan and held by a total of six persons, at exercise prices ranging from $11.21 to $15.96 per share, of which no options were exercisable as of that date, and 10,593 shares of restricted stock had been awarded as of that date.

      NONQUALIFIED STOCK OPTIONS. Hanger has granted nonqualified stock options other than pursuant to the above plans to certain officers and other persons or entities which permit such persons or entities to acquire shares of Common Stock generally at not less than 100% of fair market value on the date granted. As of March 18, 2004, nonqualified stock options granted other than pursuant to the 1991 Plan, the 2003 Plan or the 2002 Plan to purchase a total of 461,000 shares of Common Stock, at prices ranging from $5.50 to $8.92 per share, were outstanding and held by a total of six optionees, of which options to purchase 102,666 shares of Common Stock were exercisable as of that date. Such outstanding nonqualified options included options to purchase (i) 350,000 shares at an exercise price of $6.02 per share, vesting 25% per year from and after January 2, 2003 and thereafter exercisable at any time prior to January 2, 2012, as held by Thomas F. Kirk; and (ii) 56,000 shares at an exercise price of $5.50 per share, vesting 25% per year from and after October 12, 2002 and thereafter exercisable at any time prior to October 12, 2011, as held by George E. McHenry.

Directors’ Fees

      Directors who are not officers or employees of the Company receive an annual fee of $12,000 plus $1,000 for each meeting attended. In addition, directors serving on committees of the Board receive a fee of $1,000 per committee meeting attended and directors serving as the chairperson of each of the Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee and Quality, Compliance and Technology Committee of the Board will receive an annual fee of $3,000.

      Under the terms of the 2003 Plan, directors may elect to receive their annual director fees in shares of Common Stock under that plan in lieu of cash.

Warrants

      On November 1, 1996, in connection with the Company’s acquisition of J.E. Hanger, Inc. (“JEH”), the Company entered into a Senior Subordinated Note Purchase Agreement with the predecessor of JPMorgan Partners LLC (“JPMorgan Partners”) providing for the issuance of a Senior Subordinated Note (the “Senior Subordinated Note”) in the principal amount of $4.0 million and detachable warrants to purchase 800,000 shares of Common Stock. The fair market value of the Common Stock on the date of grant of the warrants was $6.125 per share. The Company used the net proceeds of its public offering of Common Stock in July 1997 to repay the Senior Subordinated Note, as a result of which the warrants were amended to reduce the number of underlying shares to 360,000 shares of Common Stock. These detachable warrants, which were exercisable on or before November 1, 2004, had an exercise price of $4.01 as to 209,183 shares and an exercise price of $6.38 as to 150,818 shares. On February 27, 2003, JPMorgan Partners executed a cashless exercise of the warrants, in connection with which it acquired 193,327 shares of Common stock which it sold shortly thereafter. As a result of such cashless exercise and subsequent sale, no warrants remain outstanding.

7% Redeemable Preferred Stock

      On July 1, 1999, the Company issued a total of 60,000 shares of 7% Redeemable Preferred Stock (the “Redeemable Preferred Stock”) for $1,000 a share, or a total purchase price of $60 million, of which 50,000 shares were sold for $50 million to the predecessor of JPMorgan Capital LLC. The Redeemable Preferred Stock is convertible, at the holder’s option, into shares of non-voting Common Stock of the Company (which under certain circumstances may be subsequently converted into voting Common Stock) at a conversion price of $16.50 per share, subject to adjustment. The Company is entitled to require that the shares be converted into non-voting Common Stock on and after July 2, 2000, if the average closing price of the Company’s Common Stock for 20 consecutive trading days is equal to or greater than 175% of the conversion price. The Redeemable Preferred Stock will be mandatorily redeemable on July 1, 2010 at a redemption price equal to the liquidation preference plus all accrued and unpaid dividends. In the event of a change in control of the Company, it will offer to redeem all the outstanding shares of Redeemable Preferred Stock at a redemption price equal to 101% of the sum of the per share liquidation preference thereof plus all accrued and unpaid dividends through the date of payment. The Company will be obligated to offer to repurchase the outstanding Redeemable Preferred Stock in the event of certain mergers. The Redeemable Preferred Stock was issued by the Company in connection with its acquisition of NovaCare Orthotics & Prosthetics, Inc. on July 1, 1999. On November 21, 2003, the Company repurchased 22,119 shares at $16.50 per share. In December 2003, JPMorgan Capital LLC sold the remaining shares of its Redeemable Preferred Stock to unaffiliated entities, as a result of which it no longer holds any shares of Redeemable Preferred Stock.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Company’s Board of Directors, which currently consists of C. Raymond Larkin, Jr., Eric Green and Cynthia Feldmann, is governed by its charter, a copy of which was attached as Exhibit C to last year’s Proxy Statement and is also available on the Company’s website, www.hanger.com. All the members of the Audit Committee are “independent” as defined in the listing standards of the New York Stock Exchange, which means that they do no receive any consulting, advisory or other compensatory fee from the Company other than board or committee fees, they are not “affiliated persons” of the Company and they have no relationship to the Company that may interfere with the exercise of their independence from management of the Company. Furthermore, each audit committee member is deemed by the Board of Directors to be financially literate and at least one member has accounting or related financial management expertise, as called for by New York Stock Exchange listing standards. The Board of Directors has determined that Cynthia Feldmann is considered to be an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

      The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2003 with management of the Company and its independent auditing firm, PricewaterhouseCoopers LLP (“PwC”). In that connection, the Audit Committee discussed with PwC the matters required to be discussed by Statement of Accounting Standards No. 61, as amended (“SAS 61”). SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee, including: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; (iv) any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report; (v) the auditor’s judgments about the quality, and not just the acceptability, of the Company’s accounting principles as applied in its financial reporting; and (vi) the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

      In addition, the Audit Committee received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“ISB 1”) and discussed PwC’s independence with PwC. Pursuant to ISB 1, PwC (i) disclosed to the Audit Committee all relationships between PwC and its related entities that in PwC’s professional judgment may reasonably be thought to bear on independence, and (ii) confirmed in the letter that, in its professional judgment, it is independent of the Company.

      Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

      The following describes the Audit Committee’s policies and procedures regarding pre-approval of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company. For audit services, the independent auditor will provide the Committee with an engagement letter during the March-May quarter of each year outlining the scope of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as practicably as possible following receipt of the engagement letter. The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

      For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee allow the Company to engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

      To ensure prompt handling of unexpected matters, the Committee delegates to its Chairperson the authority to approve the Auditor’s engagement for non-audit services with fees of up to $50,000, and to amend or modify the list of approved permissible non-audit services and fees of up to $50,000. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next Committee meeting.

      All audit and non-audit services provided to the Company are required to be pre-approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

Audit Committee of the Board of Directors:

C. Raymond Larkin, Chairman
Eric Green
Cynthia L. Feldmann

Audit And Non-Audit Fees

     Audit Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for audit services totaled $734,700 in 2002, and $595,100 in 2003, including fees associated in each year with the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and including fees totaling $254,700 in 2002 billed for services related to the Company’s 10 3/8% Senior Note offering and subsequent tender exchange offer, the filing of a Registration Statement on Form S-8 for the registration of shares underlying an option to purchase shares of the Company’s common stock, and Registration Statements on Form S-3 to register shares of the Company’s common stock.

     Audit-Related Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for assurance and related services reasonably related to the performance of audit or review of the Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection were $56,300 in 2002, and $106,950 in 2003. In 2002, such fees related to the audit of the Company’s employment benefit plan and a pre-implementation controls review of the O/P/S billing system. In 2003, such fees related to the audit of the Company’s employment benefit plan and due diligence on acquisition candidates.

     Tax Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $77,800 in 2002, and $72,484 in 2003.

All Other Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for products and services other than those reported in the foregoing subsections were $91,800 in 2002, and $4,600 in 2003.

PRINCIPAL STOCKHOLDERS

      The following table sets forth the number of shares of Common Stock beneficially owned as of March 18, 2004 by: (i) each person known by Hanger to be the beneficial owner of 5% or more of such class of securities, (ii) each director and nominee for director of Hanger, (iii) each of the above-listed officers and (iv) all directors, nominees and officers of Hanger as a group.

	Number of	Percent of
Directors, Officers and 5%	Shares of	Outstanding
Stockholders	Common Stock(1)	Common Stock(1)

FMR Corp.(2)	2,638,528	12.4%
UBS Portfolio LLC(3)	2,194,730	10.3
Barclays Global Investors NA(4)	1,350,817	6.4
Morgan Stanley(5)	1,224,160	5.8
Harris Associates L.P.(6)	1,110,000	5.2
BNP Paribas North America, Inc.(7)	1,068,783	5.0
Ivan R. Sabel, CPO(8)	695,311	3.3
H.E. Thranhardt, CPO(9)	357,822	1.7
Richmond L. Taylor(10)	218,334	1.0
Thomas F. Kirk(11)	214,000	1.0
George E. McHenry(12)	52,250	0.2
Thomas P. Cooper, M.D.(13)	48,390	0.2
Edmond E. Charrette, M.D.(14)	28,500	0.1
Ron May(15)	25,000	0.1
C. Raymond Larkin, Jr.(16)	19,570	0.1
Eric Green(17)	2,070	*
Cynthia L. Feldmann(18)	1,313	*
All directors, nominees and officers as a group (11 persons)(19)	1,662,560	7.8

*	Less than 0.1 percent

(1)	Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the Securities and Exchange Commission prior to March 18, 2004.

(2)	The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(3)	Consists of 2,194,730 shares of non-voting Common Stock into which the Redeemable Preferred Stock held by UBS Portfolio LLC is convertible. The address of UBS Portfolio LLC is 677 Washington Boulevard, Stamford, CT 06901.

(4)	The address of Barclays Global Investors is 45 Fremont Street, 17th Floor, San Francisco, CA 94105.

(5)	The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(6)	The address of Harris Associates L.P. is Two North La Salle Street, Suite 500, Chicago, IL 60602.

(7)	Includes 823,400 shares of non-voting Common Stock into which the Redeemable Preferred Stock held by BNP Paribas North America, Inc. is convertible. The address of BNP Paribas North America, Inc. is 787 Seventh Avenue, New York, NY 10019.

(8)	Includes 558,750 shares subject to exercisable options to purchase shares from the Company and excludes 215,000 shares subject to unvested options that have not yet become exercisable.

(9)	Consists of 237,804 shares owned directly by Mr. Thranhardt, 25,000 shares subject to exercisable options to purchase shares from the Company, 35,543 shares owned indirectly by him as trustee for members of his family, and 57,405 shares owned indirectly by him as general partner of a family partnership; excludes 15,535 shares subject to unvested options that have not yet become exercisable.

(10)	Includes 205,334 shares subject to exercisable options to purchase shares from the Company and excludes 93,332 shares subject to unvested options that have not yet become exercisable.

(11)	Includes 200,000 shares subject to exercisable options to purchase shares from the Company and excludes 350,000 shares subject to unvested options that have not yet become exercisable.

(12)	Includes 37,250 shares subject to exercisable options to purchase shares from the Company and excludes 133,750 shares subject to unvested options that have not yet become exercisable.

(13)	Includes 37,500 shares subject to exercisable options to purchase shares from the Company and excludes 13,035 shares subject to unvested options that have not yet become exercisable.

(14)	Includes 27,500 shares subject to exercisable options to purchase shares from the Company and excludes 12,500 shares subject to unvested options that have not yet become exercisable.

(15)	Includes 17,000 shares subject to exercisable options to purchase shares from the Company and excludes 11,000 shares subject to unvested options that have not yet become exercisable.

(16)	Includes 17,500 shares subject to exercisable options to purchase shares from the Company and excludes 18,035 shares subject to unvested options that have not yet become exercisable.

(17)	Excludes 5,535 shares subject to unvested options that have not yet become exercisable.

(18)	Excludes 4,031 shares subject to unvested options that have not yet become exercisable.

(19)	Includes a total of 1,128,834 shares subject to exercisable options held by directors and the above listed officers of the Company to purchase shares from the Company and excludes a total of 871,753 shares subject to unvested options held by such persons that have not yet become exercisable.

STOCK PERFORMANCE CHART

      The following chart compares the Company’s cumulative total stockholder return with the S&P 500 Index, a performance indicator of the overall stock market, and Company-determined peer group index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1) (2)

AMONG HANGER ORTHOPEDIC GROUP, INC., S&P 500 INDEX, S&P SMALL CAP 600,
RUSSELL 2000 & PEER GROUP INDEX (3)
THROUGH DECEMBER 2003

Assumes $100 invested on January 1, 1998.

(1)	Total return assumes reinvestment of dividends and based on market capitalization.

(2)	Fiscal year ending December 31.

(3)	The five issuers of common stock included in the peer group index are American Homepatient, Inc., US Oncology, Inc., Orthodontic Centers of America, Inc., Renal Care Group, Inc., and Medcath Corp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of securities ownership on Form 3 and reports of changes in such ownership on Forms 4 and 5 with the Securities and Exchange Commission. Based solely on a review of the copies of such reports furnished to the Company during the most recently-completed fiscal year, we believe that all reports of securities ownership and changes in such ownership required to be filed during 2003 were timely filed, except for Ms. Risa Lavizzo-Mourey, a former director, Mr. Michael Murphy, an officer, and Messrs. Cooper, Thranhardt, Larkin, Charrette and Green, each of whom did not timely file one report on Form 4 with respect to one transaction.

YEAR 2005 STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the 2005 Annual Meeting, which presently is expected to be held in May 2005, must be received by the Secretary of the Company, Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, no later than December 28, 2004 (i.e., at least 120 days prior to the expected date of the mailing of the proxy statement), in order for them to be considered for inclusion in the 2005 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s Proxy Statement relating to that meeting, should submit such proposal to the Company by February 15, 2005 (i.e., at least 45 days prior to the expected date of the mailing of the Proxy Statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

OTHER MATTERS

      Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

By Order of the Board of Directors
HANGER ORTHOPEDIC GROUP, INC.

Glenn M. Lohrmann
Vice President, Secretary and Controller

April 5, 2004

Exhibit A

HANGER ORTHOPEDIC GROUP, INC.

CHARTER OF THE COMPENSATION COMMITTEE

Statement of Purpose

      The Compensation Committee (the “Committee”) shall discharge the responsibilities of the Board of Directors of Hanger Orthopedic Group, Inc. (the “Company”) with respect to the Company’s compensation programs and compensation of the Company’s executives and directors. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

      The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission.

Committee Membership and Qualifications

      The Committee shall consist of not less than three members of the Board of Directors, each of whom shall meet the independence requirements of the New York Stock Exchange, Inc. (the “NYSE”). Additionally, no director may serve on the Committee unless he or she (i) is a “Non-Employee Director” under the qualifications set forth in Rule 16b-3 of the Securities Exchange Act of 1934 and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m)(4)(C) of the Internal Revenue Code.

Appointment and Removal of Committee Members

      The members of the Committee shall be appointed by the Board of Directors annually, or as necessary to fill vacancies, on the recommendation of the Company’s Nominating and Corporate Governance Committee. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

      The Chairperson of the Committee shall be appointed by the Board of Directors in consultation with the Chairman of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Chairman of the Board of Directors, set the agendas for Committee meetings.

Meetings

      The Committee shall meet at least two times annually, or more frequently as circumstances dictate. Any member of the Committee may call meetings of the Committee.

      The Committee shall meet regularly without Company management present. The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. A member of management shall not, however, be present at any discussion or review where his or her performance and compensation is being determined.

Responsibilities and Duties

      In furtherance of its purpose, the Committee shall have the following responsibilities and duties:

Setting Compensation for Executive Officers and Directors

1.	The Committee shall review and approve the overall compensation philosophy of the Company.

2.	The Committee shall review and approve corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation.

3.	The Committee shall evaluate the performance of the Chief Executive Officer and other executive officers in light of those criteria and, based on such evaluation, shall determine and approve (either as a committee or together with the other independent directors, as directed by the Board) the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer and shall review and approve the annual salary, bonus, stock options and other benefits of the other executive officers.

4.	In determining the long-term component of compensation of the Chief Executive Officer and the other executive officers, the Committee will consider various evaluation criteria, including the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers and other executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer and other executive officers in past years.

5.	In connection with executive compensation programs, the Committee shall:

a.	Review and recommend to the Board of Directors, or approve, new executive compensation programs;

b.	Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s); and

c.	Establish and periodically review policies for the administration of executive compensation programs.

6.	The Committee shall periodically review and approve the perquisites offered to senior management personnel.

7.	The Committee shall review and recommend to the Board of Directors compensation of directors as well as review and make recommendations in connection with directors’ and officers’ indemnification and insurance matters.

8.	The Committee shall review and recommend to the Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, and severance or termination agreements.

Monitoring Incentive and Equity-Based Compensation Plans

9.	The Committee shall review and make recommendations to the Board of Directors with respect to the Company’s incentive-compensation plans and equity-based plans. The Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

10.	The Committee shall make recommendations to the Board of Directors with respect to the establishment of new incentive compensation plans and equity-based plans.

11.	The Committee shall review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s shareholders.

12.	The Committee shall review and make recommendations to the Board of Directors, or approve, all awards pursuant to the Company’s equity-based plans.

13.	The Committee shall monitor compliance by executive officers with the rules and guidelines of the Company’s equity-based plans.

14.	The Committee shall review and make recommendations to the Board of Directors regarding the approval of employee pension, profit sharing and benefit plans applicable to senior management personnel.

Reporting and Review Procedures

15.	The Committee shall prepare annually a report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission.

16.	The Committee shall report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

17.	The Committee shall maintain minutes or other records of meetings and activities of the Committee.

Delegation to Subcommittees

      The Committee shall have the authority to delegate any of its responsibilities to a subcommittee of the Committee.

Studies and Investigations

      The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems appropriate, and shall have the sole authority to retain independent counsel, compensation consultants, accountants, or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

Annual Performance Evaluation

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or appropriate. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Exhibit B

HANGER ORTHOPEDIC GROUP, INC.

CHARTER OF THE CORPORATE

GOVERNANCE AND NOMINATING COMMITTEE

Statement of Purpose

      The Corporate Governance and Nominating Committee (the “Committee”) shall provide assistance to the Board of Directors of Hanger Orthopedic Group, Inc. (the “Company”) in fulfilling its responsibilities by:

1.	Identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company;

2.	Identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors;

3.	Developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company, including matters of (i) board organization, membership and function, (ii) committee structure and membership and (iii) succession planning for the Chief Executive Officer of the Company; and

4.	Otherwise taking a leadership role in shaping the corporate governance of the Company.

Committee Membership and Qualifications

      The Committee shall be comprised of at least three members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the New York Stock Exchange, Inc. (the “NYSE”).

Appointment and Removal of Committee Members

      The members of the Committee shall be appointed by the Board of Directors annually or as necessary to fill vacancies. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

      The Chairperson of the Committee shall be appointed by the Board of Directors in consultation with the Chairman of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Chairman of the Board of Directors, set the agendas for Committee meetings.

Meetings

      The Committee shall meet at least two times annually, or more frequently as circumstances dictate.

      The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its responsibilities.

Responsibilities and Duties

      In furtherance of its purpose, the Committee shall have the following responsibilities and duties:

Recommendations Relating to the Selection of Director Candidates to Serve on the Board of Directors

1.	The Committee shall establish criteria for selection of potential directors, taking into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.

2.	The Committee shall identify individuals believed to be qualified as candidates to serve on the Board of Directors and recommend to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account the criteria for selection established by the Committee and the extent to which the candidate would fill a present need on the Board of Directors. In fulfilling its responsibilities as outlined above, the Committee shall consult from time to time, as appropriate, with the Chairman of the Board of Directors.

3.	The Committee shall review the qualifications and independence of existing Board members on an annual basis and make recommendations to the full Board of Directors whether they should stand for re-election. The Committee shall recommend to the Board the removal of a director where appropriate.

4.	The Committee shall consider and make recommendations to the Board of Directors on matters relating to the retirement of Board members, including term limits or age caps.

5.	The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that capacity, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

6.	The Committee shall recommend to the Board standards for determining director independence consistent with the requirements of the Securities and Exchange Commission, the NYSE and other applicable guidelines on best practices. The Committee shall also periodically review the director independence standards established by the Board of Directors and recommend such changes in those standards as the Committee determines to be appropriate.

7.	The Committee shall consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

8.	The Committee shall review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairman of the Board of Directors.

9.	The Committee shall periodically review the orientation process for all new directors.

10.	At least annually, and as circumstances otherwise dictate, the Committee shall oversee evaluations of the Board of Directors.

Committee Selection and Composition

11.	The Committee shall recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and, where appropriate, make recommendations regarding the removal of any member of any committee. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairman of the Board of Directors.

12.	The Committee shall recommend members of the Board of Directors to serve as the Chairperson of the committees of the Board of Directors. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairman of the Board of Directors.

13.	The Committee shall establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

14.	The Committee shall periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

15.	The Committee shall consider the adequacy of the articles of incorporation and by-laws of the Company and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the articles of incorporation and by-laws for consideration by the Board and/or the shareholders, as appropriate.

16.	The Committee shall develop and recommend to the Board of Directors a set of corporate governance guidelines appropriate for the Company and consistent with the rules and regulations of the NYSE, the Securities and Exchange Commission and best practices and shall keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

17.	The Committee shall periodically review the Company’s corporate governance guidelines and make recommendations for changes as in its judgment are appropriate.

Continuity/Succession Planning Process

18.	The Committee shall oversee and approve the Chief Executive Officer continuity planning process in consultation with the Chairman of the Board of Directors. In this regard, the Committee shall review and evaluate the succession plan relating to the Chief Executive Officer and make recommendations to the Board of Directors with respect thereto.

Review and Reporting

19.	The Committee shall develop and recommend to the Board of Directors for its approval an annual self-assessment process of the Board of Directors and its committees. The Committee shall oversee, and communicate to the Board of Directors the results of, the annual self-assessment of the Board.

20.	The Committee shall report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

21.	The Committee shall maintain minutes or other records of meetings and activities of the Committee.

Delegation to Subcommittees

      The Committee shall have the authority to delegate any of its responsibilities to a subcommittee of the Committee.

Studies and Investigations

      The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems appropriate, and shall have the sole authority to retain independent counsel, consultants or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

Annual Performance Evaluation

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Exhibit C

HANGER ORTHOPEDIC GROUP, INC.

CORPORATE GOVERNANCE GUIDELINES

      The Board of Directors of Hanger Orthopedic Group, Inc. (the “Company”), acting together with its Corporate Governance and Nominating Committee, has developed and adopted certain corporate governance guidelines (these “Guidelines”) establishing a common set of principles to assist the Board and its committees in fulfilling their responsibilities to the Company’s shareholders to oversee the work of management and the Company’s results. These Guidelines are intended to ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed. In recognition of the continuing discussions about corporate governance, the Board will review and, if appropriate, revise these Guidelines from time to time.

Role of the Board of Directors and Management

      The Company’s business is conducted by its employees, managers and officers, under the direction of the Company’s Chairman of the Board of Directors and Chief Executive Officer (“CEO”) and the oversight of the Board of Directors, to enhance the long-term value of the Company for its shareholders. The Board of Directors is elected by the Company’s shareholders to oversee management and to assure that the long-term interests of the shareholders are being served.

Responsibilities of the Board of Directors

      The Board of Directors reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. Directors are expected to attend all scheduled meetings of the Board and the committees on which they serve. In addition to its general oversight of management, the Board (either directly or through its committees) also performs a number of specific functions, including:

1.	Representing the interests of the Company’s shareholders in maintaining and enhancing the success of the Company’s business, including optimizing long-term returns to increase shareholder value;

2.	Selecting, evaluating and compensating a well-qualified CEO of high integrity, and overseeing CEO succession planning;

3.	Providing counsel and oversight on the selection, evaluation, development and compensation of senior management;

4.	Reviewing, approving and interacting with senior management with respect to the Company’s fundamental financial and business strategies and major corporate actions, including strategic planning, management development and succession, operating performance and shareholder returns;

5.	Assessing major risks facing the Company and reviewing options for their mitigation;

6.	Ensuring processes are in place for maintaining the integrity of the Company, the integrity of its financial statements, the integrity of its compliance with law and ethics, the integrity of its relationships with customers and suppliers and the integrity of its relationships with other stakeholders; and

7.	Providing general advice and counsel to the Chairman of the Board, CEO and other senior management personnel.

Board Composition and Selection; Director Independence

Board Size

      Board size and composition will be set so that the Board will possess, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives. The Board shall consist of no more than nine members. The specific number of Board members will be reviewed from time to time and adjusted as necessary and appropriate to promote the best overall interests of the Company and its shareholders.

Board Leadership

      The Board of Directors shall elect a Chairman of the Board who shall have primary responsibility for scheduling Board meetings, calling special meetings when necessary, setting or proposing the agenda for each meeting, and conducting Board meetings, as well as for carrying out such other duties as are specified for such office in the Company’s By-laws. This responsibility does not, however, diminish the responsibilities of each Board member to raise appropriate agenda items, or to propose meetings. The CEO may also serve as the Chairman of the Board. In addition, the Chairperson of the Corporate Governance and Nominating Committee shall serve as the presiding director over each executive session of the non-management members of the Board of Directors. The Board of Directors will also maintain a procedure that will allow interested parties to communicate directly and confidentially with the presiding director.

Selection of Board Members

      The Corporate Governance and Nominating Committee of the Board of Directors shall be responsible for establishing criteria for selecting potential directors, taking into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoints and industry knowledge. The Corporate Governance and Nominating Committee will look for individuals who have displayed the highest personal and professional ethics, integrity and values and sound business judgment. The Corporate Governance and Nominating Committee, with the input of the Chairman of the Board and CEO, will recommend to the Board of Directors (i) nominees for Board membership to fill vacancies or newly created directorships, (ii) the persons to be nominated by the Board for election by the Company’s shareholders at the Company’s Annual Meeting of Shareholders, and (iii) committee assignments and rotation of committee members.

Independence of Directors

      A majority of the directors shall be independent directors under the rules of the New York Stock Exchange, Inc. (the “NYSE”), as follows:

•	The board must determine that the director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization which has a relationship with the Company.

•	The director (and members of his or her immediate family) must meet certain technical independence rules. Within the last year (which “look-back” period will be increased to three years for independence determinations made on and after November 4, 2004) [date to be determined after SEC approval of pending NYSE listing standard amendments]:

•	the director has not been employed by the Company nor had an immediate family member that has been an executive officer of the Company;

•	the director or an immediate family member (other than an immediate family member who is a non-executive employee of the Company) has not received more than $100,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service);

•	the director (or an immediate family member) has not been employed in a professional capacity by the Company’s independent auditor;

•	the director (or any immediate family member) has not been employed as an executive officer of another company where any of the Company’s present officers serve on that company’s compensation committee; and

•	the director has not been an executive officer or an employee of another company (or had an immediate family member that has been an executive officer of another company) that made payments to or received payments from the Company for property or services in an amount, which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s total revenue. (Charitable organizations are not deemed to be companies for purposes of this requirement; provided, however, that the proxy statement must disclose any charitable contributions made by the Company to any charitable organization in which the director serves as an executive office if, within the prior three years, contributions in any single fiscal year exceeded the greater of 1 million or 2% of such charitable organization’s total revenue.)

      For purposes of the foregoing, an “immediate family member” shall be deemed to include a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

      The Board shall undertake an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director shall be asked to provide the Board with full information regarding the director’s business and other relationships with the Company and its affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.

Other Board Service

      No director of the Company shall serve on the boards of more than four other publicly-held entities. The CEO shall not serve on the board of any for-profit entity without the express consent of the Board of Directors.

Term Limits and Retirement Policy

      The Corporate Governance and Nominating Committee will promulgate a policy for consideration by the Board of Directors.

      As a general policy, the CEO and other senior executives of the Company who are Board members will resign from the Board upon the termination of their employment with the Company. However, the Board may ask the former CEO to remain on the Board if it believes that an exception to this policy is in the best interests of the Company and its shareholders. A director who experiences a significant change in status (including retirement or a significant decrease in job responsibilities) from that when the director was most recently elected to the Board shall inform the Board of such change in status and offer his or her resignation as a member of the Board.

Executive and Private Sessions of the Board

      Normally, members of senior executive management who are not members of the Board of Directors will participate in Board and committee meetings to present information, make recommendations, and be available for direct interaction with Board members.

      However, the Board of Directors will have at least two regularly scheduled meetings a year for the non-employee directors without members of the Company’s management being present; such meetings may occur either independent of or in conjunction with regularly scheduled meetings of the Board of Directors. The non-employee directors may meet without management present at such other times as they determine appropriate.

Board Committees

      The Board of Directors shall at all times have an Audit Committee, Corporate Governance and Nominating Committee and a Compensation Committee, each comprised solely of independent directors, as well as a Quality of Care and Technology Committee which shall include at least one independent director. The Board shall evaluate and determine the circumstances under which it will form or disband other committees.

      In addition to the requirement that a majority of the Board satisfy the independence standards discussed above, members of the Audit Committee must also satisfy any additional independence requirements imposed by the NYSE or the Securities and Exchange Commission. Specifically, directors serving on the Audit Committee may not directly or indirectly receive any compensation from the Company other than the fees they receive for serving as directors.

      Committee chairs shall be recommended by the Nominating and Corporate Governance Committee in consultation with the Chairman of the Board and CEO, and approved by the Board. Committee chairs will be responsible, in consultation with the Chairman of the Board, for scheduling committee meetings, setting meeting agendas, leading the conduct of each meeting, reporting the committee’s findings and making recommendations to the full Board, and presenting resolutions requiring Board action. Committee chairs will confer with the Chairman of the Board and CEO in performing these duties.

Committee Assignment and Rotation

      The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board and the CEO, will recommend committee assignments and committee rotation to the entire Board for final approval. Board members will rotate between committees from time to time as the Board deems appropriate.

Number and Scope of Board and Committee Meetings

      The Board of Directors will meet at least five times per year, including concurrently with the Annual Meeting of Shareholders. Committees of the Board will meet as needed. Each director is expected to attend all meetings of the Board of Directors and any committee(s) of which he or she is a member and to review all meeting materials circulated prior to each meeting.

      Each Board meeting will include a financial and operating review. In addition, at least once annually, the Board will devote substantial time to reviewing the following matters: senior executive succession planning; the personal objectives and performance of the CEO; corporate controls and financial reporting policies and procedures (in consultation with the Audit Committee); the Board’s effectiveness; and the Company’s overall business strategy and strategic plan.

Director Compensation

      Non-employee directors and committee chairs shall receive reasonable compensation for their services, as may be determined from time to time by the Board of Directors upon recommendation of the Compensation Committee. Compensation for non-employee directors and committee chairs shall be consistent with the market practices of other similarly situated companies but shall not be at a level or in a form that would call into question the Board’s objectivity. The Compensation Committee of the Board shall periodically review and report to the Board with respect to director compensation and benefits.

      Directors who are employees shall receive no additional compensation for serving as directors.

      Directors who are members of the Audit Committee may receive no compensation from the Company other than the fees they receive for serving as directors.

Director Access to Management and Independent Advisors

      The Board of Directors is expected to be highly interactive with members of the Company’s senior management, and the Board and its individual members have access to individual senior executives of the

Company. The Company also maintains an environment that permits senior managers to contact Board members directly.

      It is policy of the Board that executive officers and other members of senior management who report directly to the CEO be present at Board and/or committee meetings at the invitation of the Board or committee members. The Board encourages such executive officers and senior management to make presentations or to include in discussions at Board meetings managers and other employees who (i) can provide insight into the matters being discussed because of their functional expertise and/or personal involvement in such matters and/or (ii) are individuals with high potential whom such executive officers and senior management believe the directors should have the opportunity to meet and evaluate.

      Directors are authorized to consult with independent advisors, as is necessary and appropriate, without consulting management.

Ethics and Conflicts of Interest

      The Board of Directors expects the Company’s directors, as well as its officers and employees, to act ethically at all times. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the CEO and the Chairman of the Board. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Board shall resolve any conflict of interest question involving any executive officer of the Company, and the CEO shall resolve any conflict of interest issue involving any other officer of the Company.

Director Orientation and Continuing Education

      The Board of Directors shall ensure that an orientation program for newly elected directors is implemented. The Nominating and Corporate Governance Committee shall oversee and maintain the orientation program implemented by the Board.

      Directors are required to continue educating themselves with respect to domestic and international markets, accounting and finance, leadership, crisis response, industry practices, general management, and strategic planning.

Management Succession and CEO Compensation

      The Board of Directors shall develop and maintain an appropriate succession plan with respect to the position of CEO. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board about succession planning. The Nominating and Corporate Governance Committee also shall recommend to the Board succession plans in the event of an emergency or the retirement of the CEO.

      The Compensation Committee is responsible for establishing annual and long-term performance goals for the CEO and for evaluating his or her performance against such goals.

Annual Performance Self-Assessment of the Board

      The Board of Directors will conduct a self-assessment at least annually to determine whether it and its committees are functioning effectively.

Limitation

      Nothing in these Guidelines is intended to expand the fiduciary obligations of Board members beyond those provided for under applicable law.

Exhibit D

HANGER ORTHOPEDIC GROUP, INC.

CODE OF BUSINESS CONDUCT AND ETHICS FOR

DIRECTORS AND EMPLOYEES

DECEMBER 11, 2003

GENERAL POLICY

      Hanger Orthopedic Group, Inc. (the “Company”) recognizes that organizations with the highest integrity are the most respected and produce the best results. Therefore, this Code of Business Conduct and Ethics for Directors and Employees has been developed and approved by the Board of Directors of the Company to provide guidance for all Directors and Employees (including executive officers) of Hanger Orthopedic Group, Inc. and its subsidiaries. All Company employees are expected to maintain high ethical standards of conduct and to comply fully with applicable laws and governmental regulations.

      While this Code deals with major areas of concern, it cannot cover every situation that may arise. Employees and Directors are expected to exercise their own best judgment and discretion within the parameters of this Code, keeping in mind the high standards to which the Company is committed. Day-to-day observance of this Code will create an attractive, healthy working environment for all Employees consistent with the Company’s core values, and further project a positive image of the Company to individuals and organizations with which the Company does business, including our patients, referral sources, suppliers, business associates and partners, and the public at large.

      All Employees and Directors are provided with a copy of this Code and should read, understand and comply with this Code in all of the Company’s operations. Each Employee and Director may be required, from time to time, to affirm his or her agreement to adhere to the standards set forth in the Code by signing a statement of compliance.

      The Corporate Governance and Nominating Committee of the Company’s Board of Directors is responsible for updating these standards as it deems appropriate to reflect changes in the legal and regulatory framework applicable to the Company, the business practices within the Company’s industry, the Company’s own business practices, and the prevailing ethical standards of the communities in which the Company operates.

      This Code is not an employment contract. By issuing this Code, the Company has not created any contractual rights.

      References to the “Company” mean Hanger Orthopedic Group, Inc. and/or any of its subsidiaries; “Employees” means all employees of the Company at any level, including, without limitation, the Chief Executive Officer, the Chief Operating Officer, senior financial and accounting officers (e.g., the Chief Financial Officer, Treasurer, Controller and other Employees performing similar functions) and all other officers of the Company and its subsidiaries; and “Director” means a director of the Company; “Responsible Manager” means the top manager at the location where the Employee performs his or her duties; “Counsel” means the person or law firm serving as the corporate counsel to the Company.

COMPLIANCE WITH LAWS AND REGULATIONS GENERALLY

      The Company insists that all of its businesses be conducted in compliance in all material respects with all applicable laws and regulations. Any illegal action that becomes known to management will be dealt with swiftly and violations will be reported to the proper authorities. If an Employee or a Director has any questions on specific laws, regulations or other legal issues, he or she should contact the appropriate officer or Counsel for guidance.

CONFLICTS OF INTEREST

      Employees and Directors are expected to refrain from being placed in a position that could produce a conflict of interest, whether real or perceived, between the individual’s self-interest and the interest of the Company. As a result, Employees and Directors are prohibited from taking personal advantage of certain business opportunities in which the Company may be interested. If an Employee or Director has any question regarding whether these guidelines apply to any potential business opportunity, he or she should consult with the Company’s Director of Internal Audit or a member of the Corporate Governance and Nominating Committee.

      Examples of potential conflicts of interest may include but are not limited to the following:

•	Being a consultant to, or a director, officer or employee of, or otherwise operating an outside business:

•	that markets products or services in competition with the Company’s current or potential products and services;

•	that supplies products or services to the Company; or

•	that purchases products or services from the Company.

•	Having any financial interest, including stock ownership, in any such outside business that might create or give the appearance of a conflict of interest.

•	Seeking or accepting any personal loan or services from any such outside business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses.

•	Being a consultant to, or a director, officer or employee of, or otherwise operating an outside business if the demands of the outside business would interfere with the Director’s or Employee’s responsibilities with the Company.

•	Using the Company’s property, information or position for personal gain.

      Actual or potential conflicts of interest (including but not limited to any material transaction or relationship that reasonably could be expected to give rise to a conflicting interest) must be reported to the Responsible Manager or the Company’s Director of Internal Audit. Under special circumstances, the Vice President of Human Resources may approve exceptions to these guidelines for Employees who are not executive officers. Approval of potential conflicts involving Employees who are executive officers or Directors will be made exclusively by the Corporate Governance and Nominating Committee of the Board of Directors.

GIFTS AND GRATUITIES

      Employees and Directors must never make improper gifts or payments, such as bribes or kickbacks, in any way in connection with the Company’s business, including inducements to influence government officials. The term “government official” includes employees and other representatives of any government office or agency (including foreign governments), candidates for political office, political parties and employees and other representatives of public international organizations. “Inducements” or “benefits” are broadly defined to include anything of material value.

      Significant gifts or payments to or for the personal benefit of an employee of one of the Company’s customers, suppliers or referral sources are clearly improper. Indirect transactions, such as payments of commissions to a sales representative on the understanding that he or she will pay a bribe or kickback to an employee of a customer, are also prohibited.

      Employees and Directors should not accept significant gifts, entertainment, favors or other gratuities from persons doing business or seeking to do business with the Company. Acceptance of gratuities having only nominal value, if consistent with local business custom and practice, is permissible. Except as explicitly permitted by local Company policies, no Employee should give or receive gifts of cash.

ACCOUNTING PRACTICES/PUBLIC REPORTING

      The Company’s principal executive, financial and accounting officers should seek to assure that full, fair, accurate, timely and understandable disclosure is contained in the Company’s filings with the Securities and Exchange Commission and other public communications. Employees and Directors must comply with the Company’s accounting policies and controls, and cooperate fully with the Company’s internal and external auditors. All funds, assets, transactions and payments must be accurately reflected and no false or misleading entries may be made on corporate records.

COMPLIANCE WITH SECURITIES LAWS

      Employees or Directors who are aware of material information regarding the Company which has not been disclosed to the public (i.e., facts which may affect the market price for the Company’s securities and investors’ decisions to buy or sell the Company’s securities) must hold that information in strictest confidence and refrain from buying or selling Company securities until such information has been publicly disclosed by the Company and enough time has elapsed to allow investors to react to the information. In addition, no Employee or Director may give “tips” to anyone, whether inside or outside of the Company, that would influence the decision to buy or sell Company securities based on material nonpublic information.

      Directors and executive officers who have regular access to sensitive nonpublic information should not trade in Company securities where the risk of the appearance of impropriety is high. Therefore, any transaction in Company securities by a Director or executive officer must be precleared with Counsel prior to the transaction. Any other Employee who has questions concerning the propriety of buying or selling Company securities should address questions to the Company’s Counsel before executing the trade.

      Prohibitions on trading in securities based on nonpublic information also extend to securities of the Company’s competitors and business associates. Accordingly, Employees and Directors should not buy or sell securities in another company about which the individual knows the Company has material nonpublic information or which might create a potential conflict of interest.

COMPANY INFORMATION AND COMPANY PROPERTY

      Employees may only use Company information and Company property to the extent needed to perform their jobs properly. Company information encompasses all proprietary information that is not generally available to or known by the public, and it includes information in any format: written, electronic, visual or oral. It also may include information that the Company develops, purchases or licenses, and information the Company receives from others, including its customers.

      Accordingly, Employees cannot, directly or indirectly:

•	Disclose any Company information to others, including other Employees, unless they have a legitimate need to know it to perform their jobs and, if they are not Employees of the Company, have agreed to maintain its confidentiality;

•	Use Company information for any purpose other than its intended use;

•	Copy any documents containing Company information, or remove any documents or other records or copies from the work area, except as required to perform their jobs properly; or

•	Dispose of Company information inappropriately.

      All Company documents, e-mail and other materials containing Company information (and all materials prepared from those documents) are the Company’s property. If the Company so requests, or when an Employee’s employment ends, such documents and other materials must be returned to the Company.

      Company property includes physical plants, equipment, computers, software, inventory, corporate funds and office supplies. Company property also includes the following: technologies, concepts, intellectual property, product development strategies and projects, business strategies and plans, customer lists, employee data, marketing and sales plans, Company phone directories, organization charts, product cost data, product pricing, financial data and all other proprietary information about the Company’s business and Employees.

      Use of Company property for personal benefit is prohibited. When an Employee uses Company property, it must be for valid corporate purposes and, except as described below, exclusively for the Company’s benefit.

      All of the Company’s information systems, including communications systems, magnetic media, e-mail, voice mail, and Intranet, Extranet and Internet access systems are the Company’s property and generally must be used only for business activities. Incidental personal use is permissible as long as it does not consume more than a trivial amount of resources, does not interfere with productivity, does not preempt any business activity, is otherwise appropriate and reasonable and is consistent with the Company’s business values and this Code. Employees or others with authorized access should have no expectation of privacy with respect to their use of any Company resources. The Company reserves the right at any time to access, read, monitor, inspect and disclose the contents of, postings to and downloads from all of the Company’s information systems.

      No one may use the Company’s information systems at work to access, view, post, print, store, transmit, download, display or distribute any offensive messages, pornographic or sexually explicit, profane, obscene, derogatory, or harassing pictures or text, or any other similarly offensive or inappropriate materials. Additionally, no Employee may use these systems to send Company information or copyrighted documents that are not authorized for transmittal or reproduction.

ACCURACY, RETENTION AND DISPOSAL OF RECORDS

      Each Employee is responsible for maintaining accurate and reasonably detailed documents, reports and other records. No one may falsify or improperly alter any information contained in the Company’s records.

      It is the responsibility of each Employee to ensure that records are retained in compliance with applicable document retention policies established from time to time by the Company in compliance with applicable laws. Documents that need not be kept should be disposed of in compliance with Company policies. Where litigation or a government investigation is likely or ongoing, records may not be destroyed until Counsel advises that the matter has been concluded.

GOVERNMENTAL INVESTIGATIONS

      Employees who receive notice of any governmental investigation involving the Company or any request to testify in a legal proceeding with regard to the Company should promptly notify their Responsible Manager and the appropriate executive officer. The appropriate executive officer will respond appropriately, with the advice of legal counsel.

REPORTING VIOLATIONS AND ENSURING COMPLIANCE

      Except as otherwise explicitly provided in this Code, if any Employee believes that this Code has been violated or the Company has or is about to violate a law or regulation, or an Employee believes that he or she is being asked to violate this Code or a law or regulation in the performance of duties for the Company, the matter should be promptly reported to the Employee’s supervisor or Responsible Manager. If for any reason the Employee is uncomfortable reporting such matter to his or her supervisor or the Responsible Manager, then the matter should be promptly reported to either the Vice President of Compliance, the Director of Internal Audit or the Vice President of Human Resources who will respond as promptly and discreetly as practicable with an appropriate investigation. Employees may also report any perceived violations of this policy via the Company’s confidential Employee Compliance Hotline at 1-800-334-2906.

      Except as otherwise explicitly provided in this Code, if any Director believes that this Code has been violated or the Company has or is about to violate a law or regulation, or a Director believes that he or she is being asked to violate this Code or a law or regulation in the performance of duties for the Company, the matter should be promptly reported to the Chairperson of the Audit Committee.

      Every Employee and Director shall cooperate in assuring that any violation of this Code is brought to the attention of the appropriate person. The Company will take appropriate steps to maintain the confidentiality of the reporting Employee’s or Director’s identity, to the extent that it can do so consistent with the Company’s obligations to investigate and remedy the matter and, if appropriate, to report the matter to government officials. Employees may report violations of this Code on an anonymous basis.

      No retribution will be taken against an Employee or Director for reporting, in good faith, a violation or suspected violation, and any supervisor intimidating or imposing sanctions on any Employee or Director for reporting a matter in good faith will be disciplined.

      The Corporate Governance and Nominating Committee of the Company’s Board of Directors is responsible for overseeing the interpretation and enforcement of this Code. Only the Corporate Governance and Nominating Committee may waive provisions of this Code with respect to Directors and executive officers of the Company and only the Corporate Governance and Nominating Committee may change any provision of this Code. All waivers of this Code for Directors and executive officers, or changes to this Code, must be publicly disclosed (to the extent required) in a manner that complies with the requirements of the Securities and Exchange Commission, the listing standards of the New York Stock Exchange and other applicable laws.

      An Employee or Director found to have violated this Code will be subject to appropriate disciplinary action, up to and including termination.

* * *

PROXY

HANGER ORTHOPEDIC GROUP, INC.

TWO BETHESDA METRO CENTER, SUITE 1200
BETHESDA, MARYLAND 20814

     This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger Orthopedic Group, Inc. (the “Company”), a Delaware corporation, on May 4, 2004, 10:00 a.m., local time.

     The undersigned appoints Ivan R. Sabel and Thomas F. Kirk, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 4, 2004, or at any adjournment thereof, with all powers the undersigned would have if personally present.

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

Mark Here
for Address ☐
Change or
Comments
PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS		FOR	WITHHOLD
VOTING FOR THE FOLLOWING PROPOSALS:		all nominees	AUTHORITY
		except as marked to	to vote for
		the contrary)	all nominees listed
1.	TO ELECT DIRECTORS	☐	☐

Nominees:
01 EDMOND E. CHARRETTE, M.D.,
02 THOMAS P. COOPER, M.D.,
03 ERIC GREEN,
04 THOMAS F. KIRK,
05 C. RAYMOND LARKIN, JR.,
06 CYNTHIA L. FELDMANN,
07 IVAN R. SABEL, CPO, and
08 H.E. THRANHARDT, CPO.

(INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE SPACE PROVIDED BELOW).

2. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.

Date _________________________, 2004

Signature of Stockholder(s)

THE SHARES WILL BE VOTED AS DIRECTED ABOVE, AND WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

/\ FOLD AND DETACH HERE /\